Subject to completion, as filed with the Securities and Exchange Commission on December 22, 2010

Registration No. 333-170731

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVIS BUDGET CAR RENTAL, LLC

AVIS BUDGET FINANCE, INC.

(Exact Name of Each Registrant as Specified in Its Charter)

Delaware Delaware	1-10308 1-10308	22-3475741 20-4542671
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

6 Sylvan Way

Parsippany, New Jersey 07054

(973) 496-4700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David B. Wyshner

Executive Vice President and Chief Financial Officer

Avis Budget Group, Inc.

6 Sylvan Way

Parsippany, NJ 07054

(973) 496-4700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Joshua N. Korff, Esq.

Christopher A. Kitchen, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as reasonably practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934 (Check One):

Large accelerated filer:	☒	Accelerated filer:	☐
Non-accelerated filer (Do not check if a smaller reporting company): ☐		Smaller reporting company:	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer):  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer):  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
8.25% Senior Notes due 2019	$600,000,000	$42,780
Guarantees related to the 8.25% Senior Notes due 2019(3)	N/A	N/A
Total	$600,000,000	$42,780

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act.
(2)	Previously paid.
(3)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
AB Car Rental Services, Inc. (f/k/a Cendant Car Rental Operations Support, Inc.)	DE	7510	20-0447089
ARACS LLC	DE	7510	22-3834931
Avis Asia and Pacific, Limited	DE	7510	11-2850373
Avis Budget Group, Inc.	DE	7510	06-0918165
Avis Budget Holdings, LLC	DE	7510	20-4542614
Avis Car Rental Group, LLC	DE	7510	22-2732926
Avis Caribbean, Limited	DE	7510	11-2850374
Avis Enterprises, Inc.	DE	7510	11-2631886
Avis Group Holdings, LLC	DE	7510	11-3347585
Avis International, Ltd.	DE	7510	11-2411667
Avis Operations, LLC	DE	7510	22-3846340
Avis Rent A Car System, LLC	DE	7510	11-1998661
BGI Leasing, Inc.	DE	7510	68-0515335
Budget Rent A Car System, Inc.	DE	7510	42-1553246
Budget Truck Rental LLC	DE	7510	20-3251037
PF Claims Management, Ltd.	DE	7510	11-2850723
PR Holdco, Inc.	DE	7510	26-1705577
Runabout, LLC	DE	7510	26-1961156
Wizard Co., Inc.	DE	7510	11-2814383
Wizard Services, Inc.	DE	7510	26-0317240

*	Address and telephone numbers of principal executive offices are the same as those of Avis Budget Car Rental, LLC.

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purposes of amending Exhibit 5.1 of the Registration Statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II to the Registration Statement and Exhibit 5.1. No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware

AB Car Rental Services, Inc., Avis Finance, Avis Budget Group, Inc., Avis Caribbean, Limited, Avis Enterprises, Inc., Avis International, Ltd., BGI Leasing, Inc., Budget Rent A Car System, Inc., PF Claims Management, Ltd., PR Holdco, Inc., Wizard Co., Inc. and Wizard Services, Inc. are incorporated under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreements of each of ARACS LLC, ABCR, Avis Budget Holdings, Avis Car Rental Group, LLC, Avis Group Holdings, LLC, Avis Operations, LLC, Avis Rent A Car System, LLC, Budget Truck Rental LLC and Runabout, LLC provide, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The Bylaws of Avis Finance, AB Car Rental Services, Inc., Avis Asia and Pacific, Limited, Avis Budget Group, Inc., Avis Caribbean, Limited, Avis Enterprises, Inc., Avis International, Ltd., BGI Leasing, Inc., Budget Rent A Car System, Inc., PF Claims Management, Ltd., PR Holdco, Inc., Wizard Co., Inc. and Wizard Services, Inc. provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

The Certificate of Incorporation of BGI Leasing, Inc. provides for the indemnification of all directors and officers to the fullest extent permitted by the DGCL.

The Registrants also maintain, at their expense, policies of insurance which insure their respective directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.	DESCRIPTION
2.1	Separation and Distribution Agreement by and among Cendant Corporation*, Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc., dated as of July 27, 2006 (Incorporated by reference to Exhibit 2.1 to the 2009 10-K).

2.2	Letter Agreement dated August 23, 2006 related to the Separation and Distribution Agreement by and among Realogy Corporation, Cendant Corporation*, Wyndham Worldwide Corporation and Travelport Inc. dated as of
July 27, 2006 (Incorporated by reference to Exhibit 2.2 to the 2009 10-K).

3.1	Amended and Restated Certificate of Incorporation of Avis Budget Group, Inc. (Incorporated by reference to
Exhibit 3.1 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.2	Amended and Restated Bylaws of Avis Budget Group, Inc. (Incorporated by reference to Exhibit 3.2 to the 2009 10-K).

3.3	Certificate of Formation of Avis Budget Car Rental, LLC (f/k/a Cendant Car Rental Group, LLC) (Incorporated by reference to Exhibit 3.3 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.4	Amended and Restated Limited Liability Company Agreement of Avis Budget Car Rental, LLC (f/k/a Cendant Car Rental Group, LLC) (Incorporated by reference to Exhibit 3.4 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.5	Certificate of Formation of Avis Budget Holdings, LLC (Incorporated by reference to Exhibit 3.5 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.6	By-laws of Avis Budget Finance, Inc. (Incorporated by reference to Exhibit 3.6 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.7	Certificate of Formation of Avis Budget Holdings, LLC (Incorporated by reference to Exhibit 3.7 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.8	Certificate of Formation of Avis Budget Car Rental, LLC (f/k/a Cendant Car Rental Group, LLC) (Incorporated by reference to Exhibit 3.8 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.9	Certificate of Formation of Avis Budget Car Rental, LLC (f/k/a Cendant Car Rental Group, LLC) (Incorporated by reference to Exhibit 3.9 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.10	Certificate of Formation of Avis Budget Car Rental, LLC (f/k/a Cendant Car Rental Group, LLC) (Incorporated by reference to Exhibit 3.10 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.11	Certificate of Formation of Avis Car Rental Group, LLC (Incorporated by reference to Exhibit 3.11 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.12	Limited Liability Company Agreement of Avis Car Rental Group, LLC (Incorporated by reference to Exhibit 3.12 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.13	Certificate of Incorporation of Avis Caribbean, Limited (Incorporated by reference to Exhibit 3.13 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

EXHIBIT NO.	DESCRIPTION
3.14	By-laws of Avis Caribbean, Limited (Incorporated by reference to Exhibit 3.14 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.15	Certificate of Incorporation of Avis Enterprises, Inc. (Incorporated by reference to Exhibit 3.15 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.16	By-laws of Avis Enterprises, Inc. (Incorporated by reference to Exhibit 3.16 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.17	Certificate of Formation of Avis Group Holdings, LLC (Incorporated by reference to Exhibit 3.17 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.18	Limited Liability Company Agreement of Avis Group Holdings, LLC (Incorporated by reference to Exhibit 3.18 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.19	Certificate of Incorporation of Avis International, Ltd. (Incorporated by reference to Exhibit 3.19 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.20	By-laws of Avis International, Ltd. (Incorporated by reference to Exhibit 3.20 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.21	Certificate of Incorporation of PR Holdco, Inc. (Incorporated by reference to Exhibit 3.21 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.22	By-laws of PR Holdco, Inc. (Incorporated by reference to Exhibit 3.22 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.23	Certificate of Formation of Avis Rent A Car System, LLC (Incorporated by reference to Exhibit 3.23 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.24	Limited Liability Company Operating Agreement of Avis Rent A Car System, LLC (Incorporated by reference to Exhibit 3.24 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated
April 4, 2007).

3.25	Certificate of Incorporation of PF Claims Management, Ltd. (Incorporated by reference to Exhibit 3.25 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.26	By-laws of PF Claims Management, Ltd. (Incorporated by reference to Exhibit 3.26 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.27	Certificate of Incorporation of AB Car Rental Services Inc. (f/k/a Cendant Car Rental Operations Support, Inc.) (Incorporated by reference to Exhibit 3.27 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.28	By-laws of AB Car Rental Services Inc. (f/k/a Cendant Car Rental Operations Support, Inc.) (Incorporated by reference to Exhibit 3.28 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.29	Certificate of Incorporation of Wizard Co., Inc. (Incorporated by reference to Exhibit 3.29 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.30	By-laws of Wizard Co., Inc. (Incorporated by reference to Exhibit 3.30 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.31	Certificate of Formation of ARACS LLC (Incorporated by reference to Exhibit 3.31 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.32	Limited Liability Company Operating Agreement of ARACS LLC (Incorporated by reference to Exhibit 3.32 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

EXHIBIT NO.	DESCRIPTION
3.33	Certificate of Formation of Avis Operations, LLC (Incorporated by reference to Exhibit 3.33 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.34	Limited Liability Company Operating Agreement of Avis Operations, LLC (Incorporated by reference to Exhibit 3.34 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.35	Certificate of Incorporation of BGI Leasing, Inc. (Incorporated by reference to Exhibit 3.35 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.36	By-laws of BGI Leasing, Inc. (Incorporated by reference to Exhibit 3.36 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.37	Certificate of Incorporation of Budget Rent A Car System, Inc. (f/k/a Cherokee Acquisition Corporation) (Incorporated by reference to Exhibit 3.37 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.38	By-laws of Budget Rent A Car System, Inc. (f/k/a Cherokee Acquisition Corporation) (Incorporated by reference to Exhibit 3.38 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.39	Certificate of Formation of Budget Truck Rental LLC (Incorporated by reference to Exhibit 3.39 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.40	Limited Liability Company Agreement of Budget Truck Rental LLC (Incorporated by reference to Exhibit 3.40 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-141832, dated April 4, 2007).

3.41	Certificate of Incorporation of Wizard Services, Inc. (Incorporated by reference to Exhibit 3.41 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.42	By-laws of Wizard Services, Inc. (Incorporated by reference to Exhibit 3.42 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.43	Certificate of Formation of Runabout, LLC (Incorporated by reference to Exhibit 3.43 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

3.44	Limited Liability Company Agreement of Runabout, LLC (Incorporated by reference to Exhibit 3.44 to Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-166753, dated May 11, 2010).

4.1(a)	Indenture, dated as of April 19, 2006, among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., the guarantors from time to time parties thereto and the Bank of Nova Scotia Trust Company of New York, as trustee, relating to $1,000 million aggregate principal amount of senior notes, consisting of $250 million aggregate principal amount of Floating Rate Senior Notes due 2014, $375 million aggregate principal amount of 7.625% Senior Notes due 2014 and $375 million aggregate principal amount of 7.750% Senior Notes due 2016 (Incorporated by reference to Exhibit 10.4 to Avis Budget Group’s Current Report on Form 8-K dated April 21, 2006).

4.1(b)	Supplemental Indenture, dated as of February 9, 2007, to the Indenture, dated as of April 19, 2006, among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., the guarantors from time to time parties thereto and the Bank of Nova Scotia Trust Company of New York, as trustee (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated February 9, 2007).

4.1(c)	Second Supplemental Indenture, dated as of January 28, 2009, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the guarantors from time to time parties thereto and the Bank of Nova Scotia Trust Company of New York, as trustee (Incorporated by reference to Exhibit 10.6 to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2008, dated February 26, 2009).

EXHIBIT NO.	DESCRIPTION
4.1(d)	Third Supplemental Indenture, dated as of November 5, 2009 among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc. as Issuers, the guarantors from time to time parties thereto and the Bank of Nova Scotia Trust Company of New York, as trustee (Incorporated by reference to Exhibit 4.1(d) to the 2009 10-K).

4.2	Form of Exchange Floating Rate Note (Incorporated by reference to Exhibit 10.4 to Avis Budget Group’s Current Report on Form 8-K dated April 21, 2006).

4.3	Form of Exchange 7.625% Note (Incorporated by reference to Exhibit 10.4 to Avis Budget Group’s Current Report on Form 8-K dated April 21, 2006).

4.4	Form of Exchange 7.75% Note (Incorporated by reference to Exhibit 10.4 to Avis Budget Group’s Current Report on Form 8-K dated April 21, 2006).

4.5	Indenture dated as of October 13, 2009, by and between Avis Budget Group, Inc. and The Bank of Nova Scotia Trust Company of New York, as Trustee (Incorporated by reference to Exhibit 4.1 to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

4.6	Indenture dated as of March 10, 2010 among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee (Incorporated by reference to Exhibit 4.1 to Avis Budget Group’s Current Report on Form 8-K dated March 11, 2010).

4.7	Form of 9 5/8% Senior Notes Due 2018 (Incorporated by reference to Exhibit 4.2 to Avis Budget Group’s Current Report on Form 8-K dated March 11, 2010).

4.8	Indenture dated as of October 15, 2010 among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee (Incorporated by reference to Exhibit 4.1 to the Avis Budget Group’s Current Report on Form 8-K dated October 18, 2010).

4.9	Form of 8.25% Senior Notes Due 2019 (Incorporated by reference to Exhibit 4.2 to the Avis Budget Group’s Current Report on Form 8-K dated October 18, 2010).

5.1	Opinion of Kirkland & Ellis LLP

10.1	Amended and Restated Employment Agreement between Avis Budget Group, Inc. and Ronald L. Nelson (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated January 29, 2010). †

10.2	Employment Agreement between Avis Budget Group, Inc. and F. Robert Salerno (Incorporated by reference to Exhibit 10.2 to Avis Budget Group’s Current Report on Form 8-K dated December 31, 2008). †

10.3	Employment Agreement between Avis Budget Group, Inc. and David B. Wyshner (Incorporated by reference to Exhibit 10.3 to Avis Budget Group’s Current Report on Form 8-K dated December 31, 2008). †

10.4	Agreement between Avis Budget Group, Inc. and Mark J. Servodidio (Incorporated by reference to Exhibit 10.4 to Avis Budget Group’s Current Report on Form 8-K dated December 31, 2008). †

10.5	Agreement between Avis Budget Group, Inc. and Larry D. De Shon (Incorporated by reference to Exhibit 10.5 to Avis Budget Group’s Current Report on Form 8-K dated December 31, 2008). †

10.6	Agreement between Avis Budget Group, Inc. and Patric T. Siniscalchi (Incorporated by reference to Exhibit 10.6 to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2008). †

EXHIBIT NO.	DESCRIPTION
10.7(a)	Agreement between Avis Budget Group, Inc. and Thomas Gartland dated April 21, 2008 (Incorporated by reference to Exhibit 10.7(a) to the 2009 10-K). †

10.7(b)	Agreement between Avis Budget Group, Inc. and Thomas Gartland dated December 19, 2008 (Incorporated by reference to Exhibit 10.7(b) to the 2009 10-K). †

10.8	Form of Avis Budget Group, Inc. Severance Agreement (Incorporated by reference to Exhibit 10.8 to the 2009 10-K). †

10.9(a)	1987 Stock Option Plan, as amended (Incorporated by reference to Exhibit 10.16 to Avis Budget Group’s Form
10-Q for the quarterly period ended October 31, 1996 dated December 13, 1996, File No. 1-10308). †

10.9(b)	Amendment to 1987 Stock Option Plan dated January 3, 2001 (Incorporated by reference to Exhibit 10.7(b) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2000 dated March 29, 2001). †

10.10(a)	1997 Stock Option Plan (Incorporated by reference to Exhibit 10.23 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1997 dated June 16, 1997, File No. 1-10308). †

10.10(b)	Amendment to 1997 Stock Option Plan dated January 3, 2001 (Incorporated by reference to Exhibit 10.11(b) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2000 dated March 29, 2001). †

10.10(c)	Amendment to 1997 Stock Option Plan dated March 19, 2002 (Incorporated by reference to Exhibit 10.11(c) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2002 dated March 5, 2003). †

10.11(a)	Avis Budget Group, Inc. 2007 Equity and Incentive Plan (Incorporated by reference to Exhibit 10.2 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 dated August 8, 2007). †

10.11(b)	Amendment to the Avis Budget Group, Inc. 2007 Equity And Incentive Plan dated March 20, 2008 (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 dated May 7, 2008). †

10.11(c)	Amendment No. 2 to the Avis Budget Group, Inc. 2007 Equity and Incentive Plan (Incorporated by reference to Exhibit 10.1 of Avis Budget Group’s Current Report on Form 8-K dated June 18, 2009). †

10.11(d)	Amendment No. 3 to the Avis Budget Group, Inc. 2007 Equity and Incentive Plan (Incorporated by reference to Exhibit 10.3 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009). †

10.11(e)	Amendment No. 4 to the Avis Budget Group, Inc. 2007 Equity and Incentive Plan dated January 27, 2010 (Incorporated by reference to Exhibit 10.11(e) to the 2009 10-K). †

10.12(a)	1997 Stock Incentive Plan (Incorporated by reference to Appendix E to the Joint Proxy Statement/Prospectus included as part of Avis Budget Group’s Registration Statement on Form S-4, Registration No. 333-34517, dated August 28, 1997). †

10.12(b)	Amendment to 1997 Stock Incentive Plan dated March 27, 2000 (Incorporated by reference to Exhibit 10.12(b) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2000 dated March 29, 2001). †

10.12(c)	Amendment to 1997 Stock Incentive Plan dated March 28, 2000 (Incorporated by reference to Exhibit 10.12(c) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2000 dated March 29, 2001). †

EXHIBIT NO.	DESCRIPTION
10.12(d)	Amendment to 1997 Stock Incentive Plan dated January 3, 2001 (Incorporated by reference to Exhibit 10.12(d) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2000 dated March 29, 2001). †

10.13(a)	1997 Employee Stock Plan (Incorporated by reference to Exhibit 4.1 to Avis Budget Group’s Registration Statement on Form S-8, Registration No. 333-45183, dated January 29, 1998). †

10.13(b)	Amendment to 1997 Employee Stock Plan dated January 3, 2001 (Incorporated by reference to Exhibit 10.15(b) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2003 dated March 1, 2004). †

10.14	Amendment to Certain Stock Plans (Incorporated by reference to Exhibit 10.16(c) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2003 dated March 5, 2003). †

10.15	1999 Broad-Based Employee Stock Option Plan, including the Third Amendment dated March 19, 2002, Second Amendment dated April 2, 2001 and First Amendment dated March 29, 1999 (Incorporated by reference to Exhibit 10.17 to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2002 dated March 5, 2003). †

10.16	Amendment to Various Equity-Based Plans (Incorporated by reference to Exhibit 10.16 to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2005 dated March 1, 2006). †

10.17	Avis Budget Group, Inc. Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to Avis Budget Group’s Current Report on Form 8-K dated June 18, 2009). †

10.18(a)	Form of Award Agreement—Restricted Stock Units (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated August 4, 2006). †

10.18(b)	Form of Award Agreement—Stock Appreciation Rights (Incorporated by reference to Exhibit 10.2 to Avis Budget Group’s Current Report on Form 8-K dated August 4, 2006). †

10.18(c)	Form of Award Agreement—Stock Options (Incorporated by reference to Exhibit 10.15(c) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2008). †

10.18(d)	Form of Award Agreement—Stock Options (Incorporated by reference to Exhibit 10.15(d) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2008). †

10.18(e)	Form of Other Stock or Cash-Based Award Agreement (Incorporated by reference to Exhibit 10.4 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009). †

10.19(a)	Avis Budget Group, Inc. Non-Employee Directors Deferred Compensation Plan, Amended and Restated as of January 1, 2007 (Incorporated by reference to Exhibit 10.16 to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2008). †

10.19(b)	First Amendment to the Avis Budget Group, Inc. Non-Employee Directors Deferred Compensation Plan dated January 28, 2010 (Incorporated by reference to Exhibit 10.19(b) to the 2009 10-K). †

10.20	Avis Budget Group, Inc. Deferred Compensation Plan, amended and restated as of November 1, 2008 (Incorporated by reference to Exhibit 10.17 to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2008). †

10.21	Avis Budget Group, Inc. Savings Restoration Plan, amended and restated as of November 1, 2008 (Incorporated by reference to Exhibit 10.18 to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2008). †

10.22	Amended and Restated Equalization Benefit Plan (Incorporated by reference to Exhibit 10.59 to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2007, dated February 29, 2008). †

EXHIBIT NO.	DESCRIPTION
10.23	Avis Rent A Car System, LLC Pension Plan (Incorporated by reference to Exhibit 10.20 to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2008). †

10.24(a)	Second Amended and Restated Base Indenture, dated as of June 3, 2004, among Cendant Rental Car Funding (AESOP) LLC***, as Issuer, and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 10.7 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, dated August 2, 2004).

10.24(b)	Supplemental Indenture No. 1, dated as of December 23, 2005, among Cendant Rental Car Funding (AESOP) LLC***, as Issuer, and The Bank of New York, as Trustee, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated January 20, 2006).

10.24(c)	Supplemental Indenture No. 2, dated as of May 9, 2007, among Avis Budget Rental Car Funding (AESOP) LLC, as Issuer, and The Bank of New York Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.6 the Company Form 10-Q for the quarterly period ended June 30, 2007, dated August 8, 2007).

10.25(a)	Second Amended and Restated Loan Agreement, dated as of June 3, 2004, among AESOP Leasing L.P., as Borrower, Quartx Fleet Management, Inc., as a Permitted Nominee, PV Holding Corp., as a Permitted Nominee, and Cendant Rental Car Funding (AESOP) LLC***, as Lender (Incorporated by reference to Exhibit 10.8 to Avis Budget Group’s Quarterly Report on Form 10- Q for the quarterly period ended June 30, 2004, dated August 2, 2004).

10.25(b)	First Amendment, dated as of December 23, 2005, among AESOP Leasing L.P., as Borrower, Quartx Fleet Management, Inc., as a Permitted Nominee, PV Holding Corp., as Permitted Nominee, and Cendant Rental Car Funding (AESOP) LLC***, as Lender, to the Second Amended and Restated Loan Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.2 to Avis Budget Group’s Current Report on Form 8-K dated January 20, 2006).

10.25(c)	Second Amendment, dated as of May 9, 2007, among AESOP Leasing L.P., as Borrower, PV Holding Corp., as Permitted Nominee, Quartx Fleet Management, Inc., as Permitted Nominee, and Avis Budget Rental Car Funding (AESOP) LLC, as Lender, to the Second Amended and Restated Loan Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.8 the Company Form 10-Q for the quarterly period ended June 30, 2007, dated August 8, 2007).

10.26(a)	Amended and Restated Loan Agreement, dated as of June 3, 2004, among AESOP Leasing L.P., as Borrower, and Cendant Rental Car Funding (AESOP) LLC***, as Lender (Incorporated by reference to Exhibit 10.29(a) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2006, dated March 1, 2007).

10.26(b)	First Amendment, dated as of December 23, 2005, among AESOP Leasing L.P., as Borrower, and Cendant Rental Car Funding (AESOP) LLC***, as Lender, to the Amended and Restated Loan Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.29(b) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2006, dated March 1, 2007).

10.26(c)	Second Amendment, dated as of the May 9, 2007, among AESOP Leasing L.P., as Borrower, and Avis Budget Rental Car Funding (AESOP) LLC, as Lender, to the Amended and Restated Loan Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.7 the Company Form 10-Q for the quarterly period ended June 30, 2007, dated August 8, 2007).

10.27(a)	Second Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of June 3, 2004, among AESOP Leasing L.P., as Lessor, and Cendant Car Rental Group, Inc.**, as Lessee and as Administrator (Incorporated by reference to Exhibit 10.9 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, dated August 2, 2004).

EXHIBIT NO.	DESCRIPTION
10.27(b)	First Amendment, dated December 23, 2005, among AESOP Leasing L.P., as Lessor, and Cendant Car Rental Group, Inc.**, as Lessee and as Administrator, to the Second Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of December 23, 2005 (Incorporated by reference to Exhibit 10.3 to Avis Budget Group’s Current Report on Form 8-K dated January 20, 2006).

10.27(c)	Third Amendment, dated as of May 9, 2007, among AESOP Leasing L.P., as Lessor and Avis Budget Car Rental, LLC, as Lessee and as the Administrator, to the Second Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.9 the Company Form 10-Q for the quarterly period ended June 30, 2007, dated August 8, 2007).

10.28(a)	Amended and Restated Master Motor Vehicle Finance Lease Agreement, dated as of June 3, 2004, among AESOP Leasing L.P., as Lessor, Cendant Car Rental Group, Inc.**, as Lessee, as Administrator and as Finance Lease Guarantor, Avis Rent A Car System, Inc.****, as Lessee, and Budget Rent A Car System, Inc., as Lessee (Incorporated by reference to Exhibit 10.30(a) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2006, dated March 1, 2007).

10.28(b)	First Amendment, dated as of December 23, 2005, among AESOP Leasing L.P., as Lessor, Cendant Car Rental Group, Inc.**, as Lessee, as Administrator and as Finance Lease Guarantor, Avis Rent A Car System, Inc.****, as Lessee, and Budget Rent A Car System, Inc., as Lessee, to the Amended and Restated Master Motor Vehicle Finance Lease Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.30(b) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2006, dated March 1, 2007).

10.28(c)	Third Amendment, dated as of May 9, 2007, among AESOP Leasing L.P., as Lessor, Avis Budget Car Rental, LLC, as Lessee, as Administrator and as Finance Lease Guarantor, Avis Rent A Car System, LLC, as Lessee, and Budget Rent A Car System, Inc., as Lessee, to the Amended and Restated Master Motor Vehicle Finance Lease Agreement, dated as of June 3, 2004 (Incorporated by reference to Exhibit 10.11 the Company Form 10-Q for the quarterly period ended June 30, 2007, dated August 8, 2007).

10.29	Second Amended and Restated Administration Agreement, dated as of June 3, 2004, among Cendant Rental Car Funding (AESOP) LLC***, AESOP Leasing L.P., AESOP Leasing Corp. II, Avis Rent A Car System, Inc.****, Budget Rent A Car System, Inc., Cendant Car Rental Group, Inc.** and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 10.34 to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2005, dated March 1, 2006).

10.30	Assignment and Assumption Agreement dated as of June 3, 2004, among Avis Rent A Car System, Inc.****, Avis Group Holdings, Inc.***** and Cendant Car Rental Group, Inc.** (Incorporated by reference to Exhibit 10.35 to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2005, dated March 1, 2006).

10.31(a)	Second Amended and Restated Series 2004-1 Supplement, dated as of June 27, 2006, among Cendant Rental Car Funding (AESOP) LLC***, as Issuer, Avis Budget Car Rental, LLC, as Administrator, Mizuho Corporate Bank, Ltd., as Administrative Agent, certain financial institutions, as Purchasers, and The Bank of New York, as Trustee and Series 2004-1 Agent, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, among Cendant Rental Car Funding (AESOP) LLC***, as Issuer, and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 10.2 to Avis Budget Group’s Current Report on Form 8-K dated June 30, 2006).

EXHIBIT NO.	DESCRIPTION
10.31(b)	First Amendment to the Second Amended and Restated Series 2004-1 Supplement, dated as of May 9, 2007, among Avis Budget Rental Car Funding (AESOP) LLC, as Issuer, Avis Budget Car Rental, LLC, as Administrator, Mizuho Corporate Bank, Ltd., as Administrative Agent, certain financial institutions, as Purchasers, and The Bank of New York Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee and as Series 2004-1 Agent (Incorporated by reference to Exhibit 10.21 the Company Form 10-Q for the quarterly period ended June 30, 2007, dated August 8, 2007).

10.32(a)	Amended and Restated Series 2005-2 Supplement, dated May 20, 2008, between Avis Budget Rental Car Funding (AESOP) LLC (formerly known as Cendant Rental Car Funding (AESOP) LLC), as issuer and The Bank of New York Trust Company, N.A. (as successor in interest to The Bank of New York), as trustee and as Series 2005-2 Agent, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, between Avis Budget Rental Car Funding (AESOP) LLC, as issuer and The Bank of New York Trust Company, N.A. (as successor in interest to The Bank of New York), as trustee (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated May 22, 2008).

10.32(b)	First Amendment, dated as of November 11, 2008, between Avis Budget Rental Car Funding (AESOP) LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee and as Series 2005-2 Agent, to the Amended and Restated Series 2005-2 Supplement, dated as of May 20, 2008 (Incorporated by reference to Exhibit 10.33(b) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2008).

10.33(a)	Series 2005-4 Supplement, dated as of June 1, 2005, among Cendant Rental Car Funding (AESOP) LLC***, as Issuer, and The Bank of New York, as Trustee and as Series 2005-4 Agent, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, among Cendant Rental Car Funding (AESOP) LLC*** and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated June 7, 2005).

10.33(b)	First Amendment, dated as of December 23, 2005, among Cendant Rental Car Funding (AESOP) LLC***, as Issuer, and The Bank of New York, as Trustee and Series 2005-4 Agent, to the Series 2005-4 Supplement dated as of June 1, 2005 (Incorporated by reference to Exhibit 10.30(b) to Avis Budget Group’s Annual Report on Form
10-K for the year ended December 31, 2005, dated March 1, 2006).

10.33(c)	Second Amendment, dated as of May 9, 2007, among Avis Budget Rental Car Funding (AESOP) LLC, as Issuer, and The Bank of New York Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee and as Series 2005-4 Agent, to the Series 2005-4 Supplement, dated as of June 1, 2005 (Incorporated by reference to Exhibit 10.25 the Company Form 10-Q for the quarterly period ended June 30, 2007, dated August 8, 2007).

10.33(d)	Third Amendment, dated as of November 11, 2008, between Avis Budget Rental Car Funding (AESOP) LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee and as Series 2005-4 Agent, to the Series 2005-4 Supplement, dated as of June 1, 2005 (Incorporated by reference to Exhibit 10.34(d) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2008).

10.34(a)	Series 2006-1 Supplement, dated as of January 19, 2006, among Cendant Rental Car Funding (AESOP) LLC***, as Issuer, and The Bank of New York, as Trustee and as Series 2006-1 Agent, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, among Cendant Rental Car Funding (AESOP) LLC***, as Issuer and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 10.4 to Avis Budget Group’s Current Report on Form 8-K dated January 20, 2006).

EXHIBIT NO.	DESCRIPTION
10.34(b)	First Amendment, dated as of May 9, 2007, among Avis Budget Rental Car Funding (AESOP) LLC, as Issuer, and The Bank of New York Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee and as Series 2006-1 Agent, to the Series 2006-1 Supplement, dated as of January 11, 2006 (Incorporated by reference to Exhibit 10.26 the Company Form 10-Q for the quarterly period ended June 30, 2007, dated August 8, 2007).

10.34(c)	Second Amendment, dated as of September 1, 2009, to the Series 2006-1 Supplement dated as of January 19, 2006, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York Trust Company, N.A.), as trustee and Series 2006-1 Agent (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009).

10.35(a)	Series 2007-2 Supplement, dated as of June 6, 2007, among Avis Budget Rental Car Funding (AESOP) LLC, as Issuer and The Bank of New York Trust Company, N.A., as Trustee and Series 2007-2 Agent, to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, among Cendant Rental Car Funding (AESOP) LLC***, as Issuer and The Bank of New York, as Trustee, as amended (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated June 8, 2007).

10.35(b)	First Amendment, dated as of November 11, 2008, between Avis Budget Rental Car Funding (AESOP) LLC, as Issuer and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee and Series 2007-2 Agent, to the Series 2007-2 Supplement, dated as of June 6, 2007 (Incorporated by reference to Exhibit 10.36(b) to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2008).

10.36	Second Amended and Restated Series 2008-1 Supplement, dated as of October 22, 2010, among Avis Budget Rental Car Funding (AESOP) LLC, Avis Budget Car Rental, LLC, as administrator, JPMorgan Chase Bank, N.A., as administrative agent, the non-conduit purchasers, the commercial paper conduit purchasers, the funding agents and the APA Banks named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2008-1 Agent (Incorporated by reference to Exhibit 10.1 to the Avis Budget Group’s Current Report on Form 8-K, dated October 28, 2010).

10.37	Series 2009-1 Supplement, dated as of July 23, 2009, among Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2009-1 Agent (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated July 24, 2009).

10.38	Series 2009-2 Supplement, dated as of October 1, 2009, among Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2009-2 Agent (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated October 1, 2009).

10.39(a)	Series 2009-3 Supplement, dated as of November 5, 2009, among Avis Budget Rental Car Funding (AESOP) LLC, Avis Budget Car Rental, LLC, as administrator, Deutsche Bank AG, New York Branch, as administrative agent, the commercial paper conduit purchasers, the funding agents and the APA Banks named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2009-3 Agent (Incorporated by reference to Exhibit 10.41(a) to the 2009 10-K).

10.39(b)	First Amendment to the Series 2009-3 Supplement, dated December 8, 2009, among Avis Budget Rental Car Funding (AESOP) LLC, Avis Budget Car Rental, LLC, as administrator, Deutsche Bank AG, New York Branch, as administrative agent, the commercial paper conduit purchasers, the funding agents and the APA Banks named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2009-3 Agent (Incorporated by reference to Exhibit 10.41(b) to the 2009 10-K).

EXHIBIT NO.	DESCRIPTION
10.39(c)	Second Amendment to the Series 2009-3 Supplement, dated March 29, 2010, among Avis Budget Rental Car Funding (AESOP) LLC, Avis Budget Car Rental, LLC, as administrator, Deutsche Bank AG, New York Branch, as administrative agent, the commercial paper conduit purchasers, the funding agents and the APA Banks named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2009-3 Agent (Incorporated by reference to Exhibit 10.7 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010).

10.40	Approval Letter dated July 21, 2010 between Avis Budget Rental Car Funding (AESOP) LLC and certain noteholders listed as parties thereto, pursuant to the terms of the Series 2009-3 Supplement to the Amended and Restated Base Indenture (Incorporated by reference to Exhibit 10.1 to the Avis Budget Group’s Current Report on Form 8-K dated July 27, 2010).

10.41	Approval Letter dated October 7, 2010 between Avis Budget Rental Car Funding (AESOP) LLC and certain noteholders listed as parties thereto, pursuant to the terms of the Series 2009-3 Supplement to the Amended and Restated Base Indenture (Incorporated by reference to Exhibit 10.4 to the Avis Budget Group’s Current Report on Form 8-K dated October 12, 2010).

10.42	Series 2010-2 Supplement, dated as of March 23, 2010, among Avis Budget Car Rental Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2010-2 Agent (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on From 8-K dated March 11, 2010).

10.43	Series 2010-3 Supplement, dated as of March 23, 2010, among Avis Budget Car Rental Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2010-3 Agent (Incorporated by reference to Exhibit 10.2 to Avis Budget Group’s Current Report on From 8-K dated March 11, 2010).

10.44	Series 2010-4 Supplement, dated as of October 28, 2010, among Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2010-4 Agent (Incorporated by reference to Exhibit 10.3 to the Avis Budget Group’s Current Report on Form 8-K, dated October 28, 2010).

10.45	Series 2010-5 Supplement, dated as of October 28, 2010, among Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2010-5 Agent (Incorporated by reference to Exhibit 10.4 to the Avis Budget Group’s Current Report on Form 8-K, dated October 28, 2010).

10.46	Series 2010-6 Supplement, dated as of October 22, 2010, among Avis Budget Rental Car Funding (AESOP) LLC, Avis Budget Car Rental, LLC, as administrator, JPMorgan Chase Bank, N.A., as administrative agent, the non-conduit purchasers, the commercial paper conduit purchasers, the funding agents and the APA Banks named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2010-6 Agent (Incorporated by reference to Exhibit 10.2 to the Avis Budget Group’s Current Report on Form 8-K, dated
October 28, 2010).

10.47(a)	Asset and Stock Purchase Agreement by and among Budget Group, Inc. and certain of its Subsidiaries, Cendant Corporation* and Cherokee Acquisition Corporation dated as of August 22, 2002 (Incorporated by reference to Exhibit 10.71 to Avis Budget Group’s Annual Report on Form 10-K/A for the year ended December 31, 2001 dated November 4, 2002).

10.47(b)	First Amendment to Asset and Stock Purchase Agreement by and among Budget Group, Inc. and certain of its Subsidiaries, Cendant Corporation* and Cherokee Acquisition Corporation dated as of September 10, 2002 (Incorporated by reference to Exhibit 10.72 to Avis Budget Group’s Annual Report on Form 10-K/A for the year ended December 31, 2001 dated November 4, 2002).

10.48	Separation Agreement, dated as of January 31, 2005, by and between Cendant Corporation* and PHH Corporation (Incorporated by reference to Exhibit 10.3 to Avis Budget Group’s Current Report on Form 8-K dated February 4, 2005).

EXHIBIT NO.	DESCRIPTION
10.49	Tax Sharing Agreement, dated as of January 31, 2005, by and among Cendant Corporation*, PHH Corporation and certain affiliates of PHH Corporation named therein (Incorporated by reference to Exhibit 10.4 to Avis Budget Group’s Current Report on Form 8-K dated February 4, 2005). †††

10.50	Cendant Corporation* Officer Personal Financial Services Policy (Incorporated by reference to Exhibit 10.3 of Avis Budget Group’s Current Report on Form 8-K dated January 26, 2005).

10.51	Form of TRAC Participation Agreement (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated May 26, 2005).

10.52	Form of TRAC Lease (Incorporated by reference to Exhibit 10.2 to Avis Budget Group’s Current Report on Form 8-K dated May 26, 2005).

10.53	Form of TRAC Guaranty (Incorporated by reference to Exhibit 10.3 to Avis Budget Group’s Current Report on Form 8-K dated May 26, 2005).

10.54	Fifth Amended and Restated Limited Partnership Agreement, dated as of August 26, 2010, among Aviscar Inc., as general partner, Budgetcar Inc., as general partner, and 2233516 Ontario Inc., as limited partner (Incorporated by reference to Exhibit 10.7 to the Avis Budget Group’s Current Report on Form 8-K dated August 27, 2010).

10.55	Parent Guaranty of Avis Budget Car Rental, LLC to BNY Trust Company of Canada, in its capacity as trustee of STARS Trust and Montreal Trust Company of Canada, in its capacity as trustee of Bay Street Funding Trust, as limited partners (Incorporated by reference to Exhibit 10.4 to Avis Budget Group’s Current Report on Form 8-K dated December 20, 2006).

10.56(a)	Credit Agreement, dated as of April 19, 2006, among Avis Budget Holdings, LLC and Avis Budget Car Rental, LLC, as Borrower, the lenders referred to therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, Bank of America, N.A., Calyon New York Branch and Citicorp USA, Inc., as Documentation Agents, and Wachovia Bank, National Association, as Co-Documentation Agent (Incorporated by reference to Exhibit 10.2 to Avis Budget Group’s Current Report on Form 8-K dated April 21, 2006).

10.56(b)	First Amendment, dated December 23, 2008, to the Credit Agreement dated as of April 19, 2006 among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, Bank of America, N.A., Calyon New York Branch and Citicorp USA, Inc., as documentation agents, Wachovia Bank, National Association, as co-documentation agent, Deutsche Bank Securities Inc. as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated December 24, 2008).

10.56(c)	Second Amendment, dated March 10, 2010, to the Credit Agreement dated as of April 19, 2006 among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, Bank of America, N.A., Credit Agricole Corporate & Investment Bank New York Branch (formerly known as Calyon) and Citicorp USA, Inc., as documentation agents, Wachovia Bank, National Association, as co-documentation agent, Deutsche Bank Securities Inc. as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent (Incorporated by reference to Exhibit 10.5 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010).

EXHIBIT NO.	DESCRIPTION

10.56(d)	Third Amendment, dated as of July 21, 2010, to the Credit Agreement dated as of April 19, 2006, as amended by the First Amendment dated as of December 23, 2008 and the Second Amendment dated March 10, 2010, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, Bank of America, N.A., Credit Agricole Corporate & Investment Bank New York Branch (formerly known as Calyon) and Citicorp USA, Inc. as documentation agents, Wachovia Bank, National Association as co-documentation agent, Deutsche Bank Securities Inc. as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and Citigroup Global Markets Inc., as arranger of the Amendment (Incorporated by reference to Exhibit 10.1 to the Avis Budget Group’s Current Report on Form 8-K dated July 27, 2010).

10.56(e)	Fourth Amendment, dated October 6, 2010 to the Credit Agreement dated as of April 19, 2006, as amended by the First Amendment dated as of December 23, 2008, the Second Amendment dated as of March 10, 2010 and the Third Amendment dated as of July 21, 2010 among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, Bank of America, N.A., Credit Agricole Corporate & Investment Bank New York Branch (formerly known as Calyon) and Citicorp USA, Inc., as documentation agents, Wachovia Bank, National Association, as co-documentation agent, Deutsche Bank Securities Inc. as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent (Incorporated by reference to Exhibit 10.2 to the Avis Budget Group’s Current Report on Form 8-K dated October 12, 2010).

10.57	Amended and Restated Guarantee and Collateral Agreement, dated as of December 23, 2008, made by each of the signatories thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent (Incorporated by reference to Exhibit 10.2 to Avis Budget Group’s Current Report on Form 8-K dated December 24, 2008).

10.58	Purchase Agreement, dated as of June 30, 2006, by and among the Company, Travelport Inc. and TDS Investor LLC (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated June 30, 2006).

10.59	Transition Services Agreement among Cendant Corporation*, Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc., dated as of July 27, 2006 (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated August 1, 2006).

10.60(a)	Tax Sharing Agreement among Cendant Corporation*, Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc., dated as of July 28, 2006 (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated August 1, 2006).

10.60(b)	Amendment to the Tax Sharing Agreement, dated July 28, 2006, among Avis Budget Group, Inc., Realogy Corporation, Wyndham Worldwide Corporation and Travelport Inc. (Incorporated by reference to Exhibit 10.4 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 dated August 7, 2008).

10.61	Agreement dated as of December 1, 2008 between Avis Budget Car Rental, LLC and General Motors††† (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated December 8, 2008).

10.62	Supply and Feature Agreement dated October 30, 2007, by and among Ford Motor Company, Avis Budget Car Rental, LLC and AESOP Leasing L.P. (Incorporated by reference to Exhibit 10.4 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009). †††

10.63	Avis Budget Car Rental 2010 Model Year Program Letter dated August 28, 2009 between Avis Budget Car Rental, LLC and Ford Motor Company (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated September 2, 2009). †††

EXHIBIT NO.	DESCRIPTION

10.64(a)	Purchase Agreement by and among Cendant Corporation*, Affinity Acquisition, Inc. and Affinity Acquisition Holdings, Inc. dated as of July 26, 2005 (Incorporated by reference to Exhibit 10.2 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 dated November 2, 2005).

10.64(b)	Amendment No. 1 dated as of October 17, 2005 to the Purchase Agreement dated as of July 26, 2005 by and among Cendant Corporation*, Affinity Acquisition, Inc. (now known as Affinion Group, Inc.) and Affinity Acquisition Holdings, Inc. (now known as Affinion Group Holdings, Inc.) (Incorporated by reference to Exhibit 10.3 to Avis Budget Group’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 dated November 2, 2005).

10.65	Trademark License Agreement between Wizard Co. Inc. and Avis Europe plc (Incorporated by reference to
Exhibit 10.60 to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2007, dated
February 29, 2008).

10.66	System License Agreement between Avis Rent A Car System, Inc. and Avis Europe plc (Incorporated by reference to Exhibit 10.61 to Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2007, dated February 29, 2008).

10.67	Purchase Agreement dated as of October 7, 2009, by and among Avis Budget Group, Inc. and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Deutsche Bank Securities Inc. (Incorporated by reference to Exhibit 10.1 to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.68(a)	Convertible Bond Hedging Transaction Confirmation dated October 7, 2009, by and between Avis Budget Group, Inc. and JPMorgan Chase Bank, National Association (Incorporated by reference to Exhibit 10.2(a) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.68(b)	Convertible Bond Hedging Transaction Confirmation dated October 7, 2009, by and between Avis Budget Group, Inc. and Barclays Capital Inc. (Incorporated by reference to Exhibit 10.2(b) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.68(c)	Convertible Bond Hedging Transaction Confirmation dated October 7, 2009, by and between Avis Budget Group, Inc. and Deutsche Bank AG, London Branch (Incorporated by reference to Exhibit 10.2(c) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.68(d)	Convertible Bond Hedging Transaction Confirmation dated October 7, 2009, by and between Avis Budget Group, Inc. and Wachovia Bank, National Association (Incorporated by reference to Exhibit 10.2(d) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.68(e)	Convertible Bond Hedging Transaction Confirmation dated October 7, 2009, by and between Avis Budget Group, Inc. and Bank of America, N.A. (Incorporated by reference to Exhibit 10.2(e) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.69(a)	Confirmation of Additional Warrants dated October 7, 2009, by and between Avis Budget Group, Inc. and JPMorgan Chase Bank, National Association (Incorporated by reference to Exhibit 10.3(a) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.69(b)	Confirmation of Additional Warrants dated October 7, 2009, by and between Avis Budget Group, Inc. and Barclays Capital Inc. (Incorporated by reference to Exhibit 10.3(b) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.69(c)	Confirmation of Additional Warrants dated October 7, 2009, by and between Avis Budget Group, Inc. and Deutsche Bank AG, London Branch (Incorporated by reference to Exhibit 10.3(c) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

EXHIBIT NO.	DESCRIPTION

10.69(d)	Confirmation of Additional Warrants dated October 7, 2009, by and between Avis Budget Group, Inc. and Wachovia Bank, National Association (Incorporated by reference to Exhibit 10.3(d) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.69(e)	Confirmation of Additional Warrants dated October 7, 2009, by and between Avis Budget Group, Inc. and Bank of America, N.A. (Incorporated by reference to Exhibit 10.3(e) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.70(a)	Convertible Bond Hedging Transaction Confirmation dated October 9, 2009, by and between Avis Budget Group, Inc. and JPMorgan Chase Bank, National Association (Incorporated by reference to Exhibit 10.4(a) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.70(b)	Convertible Bond Hedging Transaction Confirmation dated October 9, 2009, by and between Avis Budget Group, Inc. and Barclays Capital Inc. (Incorporated by reference to Exhibit 10.4(b) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.70(c)	Convertible Bond Hedging Transaction Confirmation dated October 9, 2009, by and between Avis Budget Group, Inc. and Deutsche Bank AG, London Branch (Incorporated by reference to Exhibit 10.4(c) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.70(d)	Convertible Bond Hedging Transaction Confirmation dated October 9, 2009, by and between Avis Budget Group, Inc. and Wachovia Bank, National Association (Incorporated by reference to Exhibit 10.4(d) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.70(e)	Convertible Bond Hedging Transaction Confirmation dated October 9, 2009, by and between Avis Budget Group, Inc. and Bank of America, N.A. (Incorporated by reference to Exhibit 10.4(e) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.71(a)	Confirmation of Additional Warrants dated October 9, 2009, by and between Avis Budget Group, Inc. and JPMorgan Chase Bank, National Association (Incorporated by reference to Exhibit 10.5(a) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.71(b)	Confirmation of Additional Warrants dated October 9, 2009, by and between Avis Budget Group, Inc. and Barclays Capital Inc. (Incorporated by reference to Exhibit 10.5(b) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.71(c)	Confirmation of Additional Warrants dated October 9, 2009, by and between Avis Budget Group, Inc. and Deutsche Bank AG, London Branch (Incorporated by reference to Exhibit 10.5(c) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.71(d)	Confirmation of Additional Warrants dated October 9, 2009, by and between Avis Budget Group, Inc. and Wachovia Bank, National Association (Incorporated by reference to Exhibit 10.5(d) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.71(e)	Confirmation of Additional Warrants dated October 9, 2009, by and between Avis Budget Group, Inc. and Bank of America, N.A. (Incorporated by reference to Exhibit 10.5(e) to Avis Budget Group’s Current Report on Form 8-K dated October 13, 2009).

10.72	Purchase Agreement, by and among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., Avis Budget Group, Inc., Avis Budget Holdings, LLC, AB Car Rental Service, Inc., ARACS LLC, Avis Asia and Pacific, Limited, Avis Car Rental Group, LLC, Avis Caribbean, Limited, Avis Enterprises, Inc., Avis Group Holdings, LLC, Avis International, Ltd., Avis Operations, LLC, Avis Rent A Car System, LLC, PF Claims Management, Ltd., PR Holdco, Inc., Wizard Co., Inc., BGI Leasing, Inc., Budget Rent A Car System, Inc., Budget Truck Rental LLC, Runabout, LLC, Wizard Services, Inc. and Banc of America Securities LLC for itself and on behalf of the several initial purchasers, dated March 5, 2010 (Incorporated by reference to Exhibit 1.1 to Avis Budget Group’s Current Report on Form 8-K dated March 8, 2010).

EXHIBIT NO.	DESCRIPTION

10.73	Registration Rights Agreement, dated March 10, 2010, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors parties thereto, Banc of America Securities LLC, and the other initial purchasers parties thereto (Incorporated by reference to Exhibit 10.2 to Avis Budget Group’s Current Report on Form 8-K dated March 11, 2010).

10.74	Avis Budget Car Rental 2011 Model Year Program Letter dated August 12, 2010 between Avis Budget Car Rental, LLC and Ford Motor Company (Incorporated by reference to Exhibit 10.1 to the Avis Budget Group’s Current Report on Form 8-K dated August 13, 2010).†††

10.75	Trust Indenture, dated as of August 26, 2010, among WTH Car Rental ULC and BNY Trust Company of Canada, as Indenture Trustee (Incorporated by reference to Exhibit 10.1 to the Avis Budget Group’s Current Report on Form 8-K dated August 27, 2010).

10.76	Series 2010-1 Indenture Supplement, dated as of August 26, 2010, among WTH Car Rental ULC, WTH Funding Limited Partnership, as Administrator, and BNY Trust Company of Canada, as Indenture Trustee (Incorporated by reference to Exhibit 10.2 to the Avis Budget Group’s Current Report on Form 8-K dated August 27, 2010).

10.77	Series 2010-2 Indenture Supplement, dated as of August 26, 2010, among WTH Car Rental ULC, WTH Funding Limited Partnership, as Administrator, and BNY Trust Company of Canada, as Indenture Trustee (Incorporated by reference to Exhibit 10.3 to the Avis Budget Group’s Current Report on Form 8-K dated August 27, 2010).

10.78	Series 2010-3 Indenture Supplement, dated as of August 26, 2010, among WTH Car Rental ULC, WTH Funding Limited Partnership, as Administrator, and BNY Trust Company of Canada, as Indenture Trustee (Incorporated by reference to Exhibit 10.4 to the Avis Budget Group’s Current Report on Form 8-K dated August 27, 2010).

10.79	Administration Agreement, dated as of August 26, 2010, among WTH Car Rental ULC, WTH Funding Limited Partnership, as Administrator, and BNY Trust Company of Canada, as Indenture Trustee (Incorporated by reference to Exhibit 10.5 to the Avis Budget Group’s Current Report on Form 8-K dated August 27, 2010).

10.80	Master Motor Vehicle Lease Agreement, dated as of August 26, 2010, among WTH Car Rental ULC, WTH Funding Limited Partnership, and BNY Trust Company of Canada, as Indenture Trustee (Incorporated by reference to Exhibit 10.6 to the Avis Budget Group’s Current Report on Form 8-K dated August 27, 2010).

10.81	Agreement dated August 27, 2010 between Avis Budget Car Rental, LLC and General Motors (Incorporated by reference to Exhibit 10.1 to the Avis Budget Group’s Current Report on Form 8-K dated August 30, 2010).†††

10.82	Purchase Agreement, by and among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., Avis Budget Group, Inc., Avis Budget Holdings, LLC, AB Car Rental Service, Inc., ARACS LLC, Avis Asia and Pacific, Limited, Avis Car Rental Group, LLC, Avis Caribbean, Limited, Avis Enterprises, Inc., Avis Group Holdings, LLC, Avis International, Ltd., Avis Operations, LLC, Avis Rent A Car System, LLC, PF Claims Management, Ltd., PR Holdco, Inc., Wizard Co., Inc., BGI Leasing, Inc., Budget Rent A Car System, Inc., Budget Truck Rental LLC, Runabout, LLC, Wizard Services, Inc. and Citigroup Global Markets Inc. for itself and on behalf of the several initial purchasers, dated October 7, 2010 (Incorporated by reference to Exhibit 10.1 to the Avis Budget Group’s Current Report on Form 8-K dated October 12, 2010).

10.83	Registration Rights Agreement, dated October 15, 2010, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors parties thereto, Citigroup Global Markets Inc., and the other initial purchasers parties thereto (Incorporated by reference to Exhibit 10.1 to the Avis Budget Group’s Current Report on Form 8-K dated October 18, 2010).

EXHIBIT NO.	DESCRIPTION

10.84	Purchase Agreement, dated as of November 15, 2010, by and among Avis Budget Car Rental, LLC, Avis Budget Finance, Inc., Avis Budget Group, Inc., Avis Budget Holdings, LLC, AB Car Rental Service, Inc., ARACS LLC, Avis Asia and Pacific, Limited, Avis Car Rental Group, LLC, Avis Caribbean, Limited, Avis Enterprises, Inc., Avis Group Holdings, LLC, Avis International, Ltd., Avis Operations, LLC, Avis Rent A Car System, LLC, PF Claims Management, Ltd., PR Holdco, Inc., Wizard Co., Inc., BGI Leasing, Inc., Budget Rent A Car System, Inc., Budget Truck Rental LLC, Runabout, LLC, Wizard Services, Inc. and Citigroup Global Markets Inc. for itself and on behalf of the several initial purchasers (Incorporated by reference to Exhibit 10.1 to the Avis Budget Group’s Current Report on Form 8-K dated November 18, 2010).

10.85	Amendment, dated as of November 18, 2010, to the Registration Rights Agreement, dated as of October 15, 2010, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the guarantors party thereto, Citigroup Global Markets Inc., and the other initial purchasers party thereto (Incorporated by reference to Exhibit 10.1 to the Avis Budget Group’s Current Report on Form 8-K dated November 18, 2010).

12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges (Incorporated by reference to Exhibit 12.1 of the Registration Statement on Form S-4, Registration No. 333-170731, dated November 19, 2010).

21.1	Subsidiaries of Registrant (Incorporated by reference to Exhibit 21 to the 2009 10-K).

23.1	Consent of Deloitte & Touche LLP (Incorporated by reference to Exhibit 23.1 of the Registration Statement on Form S-4, Registration No. 333-170731, dated November 19, 2010).

23.2	Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1)

24.1	Powers of Attorney (Included on the signature pages of the Registration Statement on Form S-4, Registration No. 333-170731, dated November 19, 2010, and incorporated herein by reference).

25.1	Statement of Trustee Eligibility (Incorporated by reference to Exhibit 25.1 of the Registration Statement on Form S-4, Registration No. 333-170731, dated November 19, 2010).

99.1	Letter of Transmittal (Incorporated by reference to Exhibit 99.1 of the Registration Statement on Form S-4, Registration No. 333-170731, dated November 19, 2010).

*	Cendant Corporation is now known as Avis Budget Group, Inc.
**	Cendant Car Rental Group, LLC (formerly known as Cendant Car Rental Group, Inc.) is now known as Avis Budget Car Rental, LLC.
***	Cendant Rental Car Funding (AESOP) LLC, formerly known as AESOP Funding II L.L.C, is now known as Avis Budget Rental Car Funding (AESOP) LLC.
****	Avis Rent A Car System, Inc. is now known as Avis Rent A Car System, LLC.
*****	Avis Group Holdings, Inc. is now known as Avis Group Holdings, LLC.
†	Denotes management contract or compensatory plan.
††	Budget Truck Funding, LLC is now known as Centre Point Funding, LLC.
†††	Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions have been omitted and filed separately with the Securities and Exchange Commission.

ITEM 22.	UNDERTAKINGS

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on December 22, 2010.

AVIS BUDGET CAR RENTAL, LLC
(Registrant)

By:	/S/ DAVID B. WYSHNER
Name:	David B. Wyshner
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President, Chief Executive Officer and Manager	December 22, 2010
Ronald L. Nelson

*	Executive Vice President, Chief Financial Officer and Manager	December 22, 2010
David B. Wyshner

*	Vice President and Acting Chief Accounting Officer	December 22, 2010
Izilda P. Martins

*By:	/S/ JEAN M. SERA
Jean M. Sera
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on December 22, 2010.

AVIS BUDGET FINANCE, INC.
(Registrant)

By:	/S/ DAVID B. WYSHNER
Name:	David B. Wyshner
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President, Chief Executive Officer and Director	December 22, 2010
Ronald L. Nelson

*	Executive Vice President, Chief Financial Officer and Director	December 22, 2010
David B. Wyshner

*	Vice President and Acting Chief Accounting Officer	December 22, 2010
Izilda P. Martins

*By:	/S/ JEAN M. SERA
Jean M. Sera
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on December 22, 2010.

AVIS BUDGET HOLDINGS, LLC.
(Registrant)

By:	/S/ DAVID B. WYSHNER
Name:	David B. Wyshner
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President, Chief Executive Officer and Manager	December 22, 2010
Ronald N. Nelson

*	Executive Vice President, Chief Financial Officer and Manager	December 22, 2010
David B. Wyshner

*	Vice President and Acting Chief Accounting Officer	December 22, 2010
Izilda P. Martins

*By:	/S/ JEAN M. SERA
Jean M. Sera
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on December 22, 2010.

AVIS BUDGET GROUP, INC.
(Registrant)

By:	/S/ DAVID B. WYSHNER
Name:	David B. Wyshner
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the Board, Chief Executive Officer, President and Director	December 22, 2010
Ronald L. Nelson

*	Executive Vice President and Chief Financial Officer	December 22, 2010
David B. Wyshner

*	Vice President and Acting Chief Accounting Officer	December 22, 2010
Izilda P. Martins

*	Director	December 22, 2010
Mary C. Choksi

*	Director	December 22, 2010
Leonard S. Coleman

*	Director	December 22, 2010
Martin L. Edelman

*By:	/S/ JEAN M. SERA
Jean M. Sera
as attorney-in-fact

Name	Title	Date

*	Director	December 22, 2010
John D. Hardy, Jr.

*	Director	December 22, 2010
Lynn Krominga

*	Director	December 22 , 2010
Eduardo G. Mestre

*	Director	December 22, 2010
F. Robert Salerno

*	Director	December 22, 2010
Stender E. Sweeney

*By:	/S/ JEAN M. SERA
Jean M. Sera
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on December 22, 2010.

AVIS ASIA PACIFIC, LIMITED
AVIS CARIBBEAN, LIMITED
AVIS ENTERPRISES, INC.
AVIS INTERNATIONAL, LTD.
PF CLAIMS MANAGEMENT, LTD.
PR HOLDCO, INC.
WIZARD CO., INC.
(Registrants)

By:	/S/ IZILDA P. MARTINS
Name:	Izilda P. Martins
Title:	Vice President and Acting Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President, Chief Executive Officer and Director	December 22, 2010
Ronald L. Nelson

*	Vice President and Treasurer	December 22, 2010
Rochelle Tarlowe

*	Vice President and Acting Chief Accounting Officer	December 22, 2010
Izilda P. Martins

*	Director	December 22, 2010
David B. Wyshner

*By:	/S/ JEAN M. SERA
Jean M. Sera
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on December 22, 2010.

AVIS GROUP HOLDINGS, LLC
AVIS CAR RENTAL GROUP, LLC
AVIS RENT A CAR SYSTEM, LLC
ARACS LLC
AVIS OPERATIONS, LLC
(Registrants)

By:	/S/ IZILDA P. MARTINS
Name:	Izilda P. Martins
Title:	Vice President and Acting Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President, Chief Executive Officer and Manager	December 22, 2010
Ronald L. Nelson

*	Vice President and Treasurer	December 22, 2010
Rochelle Tarlowe

*	Vice President and Acting Chief Accounting Officer	December 22, 2010
Izilda P. Martins

*	Manager	December 22, 2010
David B. Wyshner

*By:	/S/ JEAN M. SERA
Jean M. Sera
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on December 22, 2010.

AB CAR RENTAL SERVICES, INC.
WIZARD SERVICES, INC.
(Registrants)

By:	/S/ IZILDA P. MARTINS
Name:	Izilda P. Martins
Title:	Vice President and Acting Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President, Chief Executive Officer and Director	December 22, 2010
Ronald L. Nelson

*	Executive Vice President, Chief Financial Officer and Director	December 22, 2010
David B. Wyshner

*	Vice President and Acting Chief Accounting Officer	December 22, 2010
Izilda P. Martins

*By:	/s/ JEAN M. SERA
Jean M. Sera
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on December 22, 2010.

BGI LEASING, INC.
(Registrant)

By:	/S/ IZILDA P. MARTINS
Name:	Izilda P. Martins
Title:	Vice President and Acting Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President, Chief Executive Officer and Director	December 22, 2010
Ronald L. Nelson

*	Executive Vice President, Chief Financial Officer and Director	December 22 2010
David B. Wyshner

*	Vice President and Assistant Controller	December 22, 2010
Gerald Mattessich

*By:	/S/ JEAN M. SERA
Jean M. Sera
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on December 22, 2010.

BUDGET TRUCK RENTAL LLC
(Registrant)

By:	/S/ JOSEPH FERRARO
Name:	Joseph Ferraro
Title:	Vice President of Truck Operations

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Vice President of Truck Operations	December 22, 2010
Joseph Ferraro

*	Executive Vice President, Chief Financial Officer and Treasurer	December 22, 2010
David B. Wyshner

*	Vice President and Assistant Controller	December 22, 2010
Gerald Mattessich

Member:

Budget Rent A Car System, Inc.

*	President	December 22, 2010
David Blaskey

*By:	/S/ JEAN M. SERA
Jean M. Sera
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on December 22, 2010.

RUNABOUT, LLC
(Registrant)

By:	/S/ DAVID BLASKEY
Name:	David Blaskey
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Senior Vice President	December 22, 2010
David Blaskey

*	Executive Vice President, Chief Financial Officer and Treasurer	December 22, 2010
David B. Wyshner

*	Vice President and Assistant Controller	December 22, 2010
Gerald Mattessich

Member:

Budget Rent A Car System, Inc.

*	President	December 22, 2010
David Blaskey

*By:	/S/ JEAN M. SERA
Jean M. Sera
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on December 22, 2010.

BUDGET RENT A CAR SYSTEM, INC.
(Registrant)

By:	/S/ DAVID BLASKEY
Name:	David Blaskey
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President	December 22, 2010
David Blaskey

*	Executive Vice President, Chief Financial Officer, Treasurer and Director	December 22, 2010
David B. Wyshner

*	Vice President and Assistant Controller	December 22, 2010
Gerald Mattessich

*	Director	December 22, 2010
Ronald L. Nelson

*By:	/S/ JEAN M. SERA
Jean M. Sera
as attorney-in-fact